English Translation
Exhibit 10.14
TECHNICAL SUPPORT SERVICE AGREEMENT
between
Hangzhou Sky Network Technologies Co., Ltd.
and
Hangzhou Dianneng Technologies Co., Ltd.

Technical Support Service Agreement
THIS TECHNICAL SUPPORT AGREEMENT (“this Agreement”) is entered into on July 1, 2010 in Hangzhou China, by and between Hangzhou Sky Network Technologies Co., Ltd. (“Party A”), a company organized and existing under the laws of the People’s Republic of China (the “PRC”), and Hangzhou Dianneng Technologies Co., Ltd.. (“Party B”), a wholly foreign-owned enterprise organized and existing under the laws of the PRC. Each of Party A and Party B shall hereinafter individually be referred to as a “Party” and collectively as the “Parties”.
WHEREAS:
1. Party A engaged in business of providing technology development services of computer software in the PRC (the “Business”). Party B has expertise and resources in strategic consulting in the area of the Business.
2. Dated as of August 1, 2007, Party A and Pusida (Beijing) Technologies Co., Ltd. (“Beijing Pusida”) executed Exclusive Technical and Service Agreement (the “Sky Service Agreement”); Beijing Pusida will transfer rights and obligations under the Sky Service Agreement to Party B.
3. Party A agrees that Beijing Pusida will transfer rights and obligations under the Sky Service Agreement to Party B, and hope Party B provide Technical Support Service (the “Technical Support Service”) with respect to Party A’s Business. Party B agrees to accept such entrustment under the terms and conditions set out below.
4. The Parties agree to restate and modify former version of Sky Service Agreement by executing new Technical Support Service Agreement and Strategy Consulting Agreement.
NOW THEREFORE, the Parties reached mutual agreement and agree to the terms and conditions under this Agreement as follows:
ARTICLE 1 TECHNICAL SUPPORT SERVICE
1.1 Party B agrees, as exclusive Technical Support Service provider of Party A, to provide related Technical Support Service, which is listed in the Schedule A (the “Schedule A”) and is actually requested by Party A, during the effective term of this Agreement.
1.2 Party A hereby agrees to accept Technical Support Service provided by Party B. Party A further agrees that, during the effective term of this agreement, Party B is exclusive service provider with respect to the covenants hereunder, and Party A shall not appoint any other third party to provide services listed in Schedule A, except Party B contents with written form.
ARTICLE 2 SERVICE AND PAYMENT
2.1 Party A agrees to pay consulting fee (the “Fee”) to Party B. The amount of Fee shall be based on Technical Support Service actually requested by Party A, and on head accounts and days devoted by Party B, which shall be confirmed by Party B and inform Party A with written notice (the “Payment Notice”). Party A shall pay the Fee within fifteen (15) days after Party B deliver the Payment Notice.
2.2 Party B retains the right to confirm or adjust Fee and other reasonable expenses according to the actual operation conditions of Party A.
2.3 If Party A is not satisfied with current service provided by Party B and then request to deduct related Fee, or the actual fee paid by Party A is higher than the Service Fee payable under this Agreement, Party A is entitled to deduct corresponding amount from next payment of Service Fee payable to Party B, upon mutual agreement between the Parties.
2.4. Except Fee, Party A shall reimburse Party B for all reasonable expenses that incurred by Party B in connection with service, including but not limited to expenses of travelling, accommodations, traffic and communication, on the basis of actual amount.
ARTICLE 3 TERM, TERMINATION AND SURVIVAL
3.1. Term. This Agreement shall be effective upon execution hereof by authorized representatives of the Parties and shall remain effective for a period of ten (10) years. Party A shall not cancel this Agreement in effective term of this Agreement. This Agreement will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A of its intention not to renew thirty (30) days before the current term expires. Party A shall not terminate this Agreement within the term of this Agreement.
3.2. No Further Obligations. Upon termination of this Agreement, Party B shall have no further obligation to render any Technical Support Service hereunder to Party A.
3.3. Survival. Termination of this Agreement shall not affect any obligation owed by one Party to the other Party that has accrued prior to such termination.
ARTICLE 4 MISCELLANEOUS

4.1. Governing Law. The execution, interpretation, performance and termination of this Agreement shall be governed by and construed in accordance with the laws of the People’s Republic of China.
4.2 Dispute Resolution. All disputes arising from the execution of, or in connection with this Agreement shall be settled through amicable negotiations between the Parties. If no settlement can be reached through amicable negotiations within thirty (30) days, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) for arbitration, in accordance with its then effective arbitration rules. There shall be three (3) arbitrators. The arbitration shall be held in Beijing and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding on both Parties. The costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise.
4.3 Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.
4.4 Amendment. No variation of, or supplement to, this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals. The amendment and supplement duly executed and signed by both Parties shall be part of this Agreement and shall have the same legal effect as this Agreement.
4.5 Waiver. A waiver on the part of any Party hereto of any rights or interests of any part under this Agreement shall not constitute the waiver of any other rights or interests or any subsequent waiver of such rights or interests. The failure of any Party at any time to require performance by the other Party under any provision of this Agreement shall not affect the right of such Party to require full performance from the other Party at any time thereafter.
4.6 Restrictions on Assignment. This Agreement shall be binding upon the Parties hereto and their respective successors and permitted transferees and assignees and it shall be made for the interests of these parties. Without the prior written consent of the other Party hereto, neither Party shall assign or transfer any rights or obligations that it may have under this Agreement.
4.7 Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provisions. This Agreement shall continue in full force and effect except for any such invalid, illegal or unenforceable provision.
4.8 Headings. The headings throughout this Agreement are for convenience only and are not intended to limit or be used in the interpretation of the provisions of this Agreement.
4.9 Language and Counterparts. This Agreement is executed in Chinese. This Agreement and any amendment hereto may be executed by the Parties in separate counterparts, each counterpart shall be the original and all of which together shall constitute one and the same instrument.
4.10 This Agreement is executed in two counterparts. Each Party shall hold one counterpart, and both counterparts shall have the same legal effect.
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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.
Party A (“Entrusting Party”): Hangzhou Sky Network Technologies Co., Ltd. ; and
(Company Seal)
Authorized Representative: /s/ Tao Song
Party B (“Entrusted Party”): Hangzhou Dianneng Technologies Co., Ltd.
(Company Seal)
Authorized Representative: /s/ Tao Song

SCHEDULE A
TECHNICAL SUPPORT SERVICE TO BE PROVIDED
Technical Support Service to be provided by Party B to Party A shall be as follows subject to the regulation of applicable laws:
1.	Providing technical support and professional training necessary for carrying out Party A’s business.
2.	Providing maintenance for computer facilities.
3.	Providing website design and design, installation, testing and maintenance services for Party A’s network and computer system.
4.	Providing overall safety services for Party A’s website, and responsible for daily maintenance, monitoring, adjustment and problem solving of Part A’s computer network equipments.
5.	Providing database support and software services.
6.	Other services related to Party A’s business.
7.	Providing personnel support upon the requirement of Party A, including but not limited to dispatching the related personnel (Party A shall bear all the labor costs and expenses).

8.	Improving related technologies according to requirements of Party A’s business

9.	Other services agreed by both parties.